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                                                                    EXHIBIT 10.1

                               K-2 FINANCIAL CORP.
                               -------------------
                         400 SOUTH 4TH STREET, SUITE 955
                              MINNEAPOLIS MN 55415
                  TELEPHONE (612) 338-1097 - FAX (612) 338-1197

                              CONSULTING AGREEMENT

                  THIS AGREEMENT is made as of January 28, 2000

                                 By and Between

                    HORIZON PHARMACIES, INC. (THE "COMPANY")

                                       And

                     K-2 FINANCIAL CORP. (THE "CONSULTANT")

RECITALS

     A. The Company desires to promote its business plans to the investment community and to build the value of the Company for the benefit of its respective Shareholders;

     B.   The Consultant is involved in investment banking;

     C. The Company recognizes the experience and knowledge of the Consultant in matters relating to investment banking;

     D. The Company has determined that it is in the best interest of the Company to engage the services of the Consultant; and

     E. The Company desires to retain the services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Consulting Agreement (this "Agreement").

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

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     1.   ENGAGEMENT: The Company hereby engages the Consultant, and the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

     2. TERM: The term of this Agreement shall begin on the date hereof and shall continue for a period of twenty-four (24) months.

     3. DUTIES: During the term of this Agreement, the Consultant shall provide financial consulting services to the Company as requested. The services shall be directed toward achieving the Company's business and financial goals as established by the Company's board of directors, which may include the consummation of mergers or acquisitions, changes in the internal capital structure of the Company, the placement of new debt or equity issues, or any combination thereof (any such transaction proposed by the Company, a "Proposed Transaction"). The Consultant's duties shall include, but not be limited to, assisting the Company (i) to develop strategies and structure proposals related to the Company's business and financial goals, and to analyze the financial implications thereof; (ii) to prepare and make presentations to the Company's board of directors regarding any such strategies or proposals; (iii) to formulate negotiation strategies and conduct any negotiations necessary to implementing such strategies and proposals; (iv) to prepare agreements in principle and definitive agreements necessary to implementing any Proposed Transaction; and (v) to assist in such other matters as may be agreed upon from time to time by the Company and the Consultant. The terms of any Proposed Transaction will be subject in all respects to the Company's approval, and Consultant is not authorized to make any agreement or commitment on behalf of the Company under any circumstances. When the Consultant presents a Proposed Transaction to the Company, the Company in a reasonable time will either approve or disapprove such Transaction in writing by an authorized officer of the Company.

     4.   GRANT AND VESTING OF WARRANTS; CONSULTING FEES:

          A.   WARRANTS

               (1) In exchange for the payment of $50, the receipt and sufficiency of which are hereby acknowledged, the Company hereby issues to the Consultant warrants to purchase 200,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for a purchase price per share equal to $2.75 per share (the closing price of the Company's Common Stock on the American Stock Exchange on January 27, 2000 -- the business day immediately preceding the grant of such warrants (the "Warrants"); provided, however, that the rights to exercise

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                    such Warrants shall vest immediately if the Company
                    terminates this Agreement other than pursuant to PARAGRAPH7(b) hereof prior to the second anniversary of the date hereof or as set forth below in this PARAGRAPH 4(a). The Warrants shall be in substantially in the form of EXHIBIT A attached hereto and shall contain such other terms and conditions as are to be mutually agreed upon by the parties.

                        (i) STRATEGIC ALLIANCES. If through the efforts of the Consultant the Company enters into one or more strategic alliances, whether by way of merger, consolidation, joint venture, joint marketing agreement or similar agreements of strategic nature, but specifically not including agreements for investment banking, financial consulting or similar services (each, an "Alliance"), with one or more entities, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Thousand (100,000) shares of Common Stock upon the consummation of each such Alliance; or

                        (ii) ADVERTISING REVENUES.

                                    (A)      If through the efforts of the
                     Consultant the Company's monthly advertising revenues (the "Advertising Revenues") (i) increase by Ten Thousand dollars ($10,000) but less than Twenty Thousand dollars ($20,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Forty Thousand (40,000) shares of Common stock; or

                                    (B)      If through the efforts of the
                     Consultant the Company's monthly Advertising Revenues (i) increase by Twenty Thousand dollars ($20,000) but less than Thirty Thousand dollars ($30,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Eighty Thousand (80,000) shares of Common stock; or

                                    (C)      If through the efforts of the
                     Consultant the Company's monthly Advertising Revenues (i)

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                     increase by Thirty Thousand dollars ($30,000) but less than
                     Forty Thousand dollars ($40,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Twenty Thousand (120,000) shares of Common stock; or

                                    (D)      If through the efforts of the
                    Consultant the Company's monthly Advertising Revenues (i) increase by Forty Thousand dollars ($40,000) but less than Fifty Thousand dollars ($50,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Sixty Thousand (160,000) shares of Common stock; or

                                    (E)      If through the efforts of the
                     Consultant the Company's monthly Advertising Revenues (i) increase by Fifty Thousand dollars ($50,000) or more over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Two Hundred Thousand (200,000) shares of Common stock;

                            (iii) DISPLAY ALLOWANCES.

                                    (A)      If through the efforts of the
                     Consultant the Company's monthly display allowances (the "Display Allowances") (i) increase by Ten Thousand dollars ($10,000) but less than Twenty Thousand dollars ($20,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Forty Thousand (40,000) shares of Common stock; or

                                    (B)      If through the efforts of the
                     Consultant the Company's monthly Display Allowances (i) increase by Twenty Thousand dollars ($20,000) but less than Thirty Thousand dollars ($30,000) over the trailing

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                     three month period and (ii) remain at such level for four
                     consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Eighty Thousand (80,000) shares of Common stock; or

                                    (C)      If through the efforts of the
                     Consultant the Company's monthly Display Allowances (i) increase by Thirty Thousand dollars ($30,000) but less than Forty Thousand dollars ($40,000) over the trailing three month period (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Twenty Thousand (120,000) shares of Common stock; or

                                    (D)      If through the efforts of the
                     Consultant the Company's monthly Display Allowances (i) increase by Forty Thousand dollars ($40,000) but less than Fifty Thousand dollars ($50,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Sixty Thousand (160,000) shares of Common stock; or

                                    (E)      If through the efforts of the
                     Consultant the Company's monthly Display Allowances (i) increase by Fifty Thousand dollars ($50,000) or more over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Two Hundred Thousand (200,000) shares of Common stock;

                            (iv)   MERCHANT REBATES.

                                    (A)      If through the efforts of the
                     Consultant the Company's monthly merchant rebates (the "Merchant Rebates") (i) increase by Ten Thousand dollars ($10,000) but less than Twenty Thousand dollars ($20,000) over the average amount of merchant rebates the Company received in the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the

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                     purchase of Forty Thousand (40,000) shares of Common
                     stock; or

                                    (B)      If through the efforts of the
                     Consultant the Company's monthly Merchant Rebates (i) increase by Twenty Thousand dollars ($20,000) but less than Thirty Thousand dollars ($30,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Eighty Thousand (80,000) shares of Common stock; or

                                    (C)      If through the efforts of the
                     Consultant the Company's monthly Merchant Rebates (i) increase by Thirty Thousand dollars ($30,000) but less than Forty Thousand dollars ($40,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Twenty Thousand (120,000) shares of Common stock; or

                                    (D)      If through the efforts of the
                     Consultant the Company's monthly Merchant Rebates (i) increase by Forty Thousand dollars ($40,000) but less than Fifty Thousand dollars ($50,000) over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of One Hundred Sixty Thousand (160,000) shares of Common stock; or

                                    (E)      If through the efforts of the
                     Consultant the Company's monthly Merchant Rebates (i) increase by Fifty Thousand dollars ($50,000) or more over the trailing three month period and (ii) remain at such level for four consecutive months, then the Consultant shall be entitled to exercise a portion of the Warrant for the purchase of Two Hundred Thousand (200,000) shares of Common stock;

                     Pursuant to each of PARAGRAPH 4(a)(1)(ii), (iii) and (iv), only one vesting event may occur during any consecutive three-

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                     month period. The vesting of Warrants under this PARAGRAPH
                     4(a)(i), (ii), (iii) AND (iv) can be combined and occur simultaneously upon satisfaction of the requirements set forth herein.

              (2) The Warrants shall be immediately forfeited by the Consultant if at any time (A) the Company terminates this Agreement by reason of a breach by the Consultant or (B) if the Consultant terminates this Agreement for any reason.

              (3) The Consultant hereby represents to the Company that it qualifies as an "accredited investor" under Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 ("Rule 501").

              (4) The Warrants shall be immediately forfeited upon any transfer or assignment by the Consultant, or any transferee or assignee of the Consultant, to any person or entity not qualifying as an "accredited investor" under Rule 501.

       b. CONSULTING FEE: The Company shall pay a monthly consulting fee for one
(1) year of Ten Thousand dollars ($10,000) per month, payable no later than the 10th of each month, effective as of February, 2000.

     5. NATURE OF ENGAGEMENT: The Consultant is being engaged by the Company as an independent contractor and shall be responsible for payment of its own taxes. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

     6. EXPENSES: Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs prior to and after the date of this Agreement in performing its duties in connection with this Agreement; provided, however, that the Company shall not be liable or obligated to reimburse the Consultant for more than $10,000 of expenses hereunder (not including, for the purpose of this limitation, any expenses that are incurred with the prior approval of the Chief Executive Officer ("CEO") or the Chief Financial Officer ("CFO") of the Company).

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     7.   TERMINATION.

          a. This Agreement may be terminated by either party immediately upon written notice beginning twelve (12) months from the date of this Agreement. Such notice shall be effective upon receipt by the non-terminating party.

          b. Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate this Agreement at any time upon any breach by the Consultant of the provisions of this Agreement. If the Company elects to exercise such right, it shall provide the Consultant with written notice, and the termination shall be effective immediately upon receipt of such notice to the Consultant.

     8. NOTICES: All notices, requests consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, sent by telecopier, telex or delivered by Federal Express, United Parcel Service or another similar company, addressed as follows:

          a. if to the Company, at 531 W. Main Street, Suite 100, Denison, Texas 75020, Attention: Ricky D. McCord, with a copy to Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Jay
H. Hebert; and

          b. if to the Consultant, at 400 South 4th Street, Suite 955, Minneapolis, Minnesota 55415, Attention: John M. Whitesides, with a copy to Paul des Hotels.

          c. Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     9.   MISCELLANEOUS PROVISIONS:

          a. GOVERNING LAW: This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

          b. WAIVER: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.


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          c.   ENTIRE AGREEMENT:This instrument contains the entire Agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

          d. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          e. ADDITIONAL DOCUMENTS: The Company agrees to execute such other documents and agreements to effectuate the purposes of this Agreement, as the Consultant may request from time to time.

          f. ASSIGNMENTS: The obligation of the parties under this Agreement shall not be assigned without the written consent of the parties which shall not be unreasonably withheld.

          g. COUNTERPARTS: This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

          h. FACSIMILE SIGNATURES: The parties may execute this Agreement by facsimile, which signature[s] shall be deemed as an original and shall be binding upon such party.

          i. SEVERABILITY: If any term, condition or provision of this Agreement or the application thereof to any party of circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreement shall be valid and enforceable to the fullest extent permitted by the Law.

          j. DISPUTE PROCEDURE: Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a location mutually acceptable to both parties. The parties further agree that they will abide by and perform any award rendered by the Arbitrator[s]. Judgment upon any such award may be in any court, State or Federal, having any arbitration demand, service or process, notice of motion or other application the court or any Judge thereof may require. Service may be by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

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          k.   AUTHORITY: The Company hereby represents and warrants that the person executing this Agreement on its behalf is duly authorized to do so, that the execution of the Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the Company.

          l.   INDEMNITY:

          (i) In addition to the amounts which the Company has herein agreed to pay to the Consultant, the Company shall indemnify and hold the Consultant and its officers, directors, agents and controlling persons harmless against any losses, claims, damages or liabilities to which the Consultant or any of them may become subject insofar as the same arises from an action which alleges or is based upon the alleged untrue statement of a material fact, or omission of a material fact, or any other violation of applicable securities or other laws, by the Company or its officers, directors, agents and controlling persons and to reimburse the Consultant for any legal or other expenses reasonably incurred by it in connection with investigating, settling or defending any action or claim in connection therewith; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability: (A) is found in a final judgment of a court of competent jurisdiction to have resulted from a breach of the Consultant's obligations to the Company in connection with the performance by the Consultant of the services pursuant hereto or from the Consultant's gross negligence or misfeasance in performing such services or (B) arises out of, or is based upon, any untrue statement of a material fact or omission of a material fact made in any written communication or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished to the Company by the Consultant expressly for use therein.

          (ii) The Consultant shall indemnify and hold the Company and its officers, directors, agents and controlling persons harmless against any losses, claims, damages or liabilities to which the Company may become subject in connection with the transactions contemplated herein, insofar as such losses, claims, damages or liabilities arise out of, or are based upon (i) any untrue statement or misleading omissions made by the Consultant in writing expressly for use in connection with a Financing (other than untrue statements of a material fact or omission of a material fact made by the Consultant in reliance on information supplied to the Consultant by the

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               Company) or (ii) the Consultant's gross negligence,
               misfeasance or breach of the Consultant's obligation hereunder to the Company. The Consultant shall reimburse the Company for any legal or other reasonable expenses incurred by it in connection with investigating, settling or defending any such action or claim.

         (iii) Upon receipt by the Consultant or its officers, directors, agents or controlling persons (for purposes of PARAGRAPH 8(l)(i)), or the Company or its officers, directors, agents or controlling persons (for purposes of PARAGRAPH 8(l)(ii)) (in each case the "Indemnified Party"), of notice of any action, suit, proceeding, claim, demand or assessment against the Indemnified Party that might give rise to a claim pursuant to this section, the Indemnified Party shall give written notice thereof within ten days (the "Notice of Claim") to the Company, for purposes of PARAGRAPH 8(l)(i), or the Consultant, for purposes of PARAGRAPH 8(l)(ii) (in each case the "Indemnifying Party"), indicating the nature of such claim and the basis therefor. The Notice of Claim shall specify all facts known to the Indemnified Party giving rise to such claim and the amount of estimate of the amount of liability arising therefrom. Any delay or failure to notify the Indemnifying Party shall relive the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure.

          (iv) Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party, at its option and expense, to assume the defense of such action, suit, proceeding, claim, demand or assessment with full authority to conduct such defense and the Indemnified Party will cooperate fully with such defense. The Indemnified Party shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel in advance at the request of the Indemnified Party. Anything in this section to the contrary notwithstanding, the Indemnified Party shall not, without the Indemnifying Party's prior written consent, settle or compromise any action or claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires the payment of money damages by the Indemnified Party or in any way is binding upon or affects the Indemnifying Party.

          (v) The respective reimbursement and indemnity obligation of the Consultant and the Company pursuant to subparagraphs (i) and

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               (ii) of this PARAGRAPH 8(l) shall be in addition to any
               liability which the Consultant or the Company may otherwise have and shall be binding upon, and inure to the benefit of, their respective successors, assigns, heirs, and personal representatives.

          (vi) The respective indemnity agreements of the Consultant and the Company contained in subparagraphs (i) and (ii) of this PARAGRAPH 8(l) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of this Company or the Consultant.

          M. CONSULTANT AUTHORITY: Consultant shall have no authority under this Agreement to bind the Company to any transaction or contract. The Company has the right in its sole and absolute discretion to reject any transaction or contract regardless of the terms proposed.













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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

K-2 FINANCIAL CORP.                   HORIZON PHARMACIES, INC.

By /s/ Richard A. Andolshek           By /s/ Ricky D. McCord
   -------------------------------       --------------------------------
   Richard A. Andolshek, President       Ricky D. McCord, President & CEO














                                      S-1

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                                    EXHIBIT A
                                    ---------
                                 FORM OF WARRANT